Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces Record Second Quarter 2026 Financial Results and Increases 2026 Guidance
SECOND QUARTER 2026 FINANCIAL HIGHLIGHTS
•Revenues before reimbursable expenses (RBR) increased $63.1 million, or 15.7%, to a record $465.6 million in Q2 2026 from $402.5 million in Q2 2025.
•Net income increased $11.8 million, or 60.8%, to $31.2 million in Q2 2026, compared to $19.4 million in Q2 2025. Results for Q2 2025 include an $8.2 million non-cash impairment charge, net of tax, related to the company's convertible debt investment in a third-party.
•Adjusted EBITDA(9), a non-GAAP financial measure, increased $12.1 million, or 19.9%, to $72.6 million in Q2 2026 from $60.6 million in Q2 2025.
•Diluted earnings per share increased $0.82, or 75.2%, to $1.91 in Q2 2026 from $1.09 in Q2 2025. Results for Q2 2025 include the non-cash impairment charge on the company's convertible debt investment in a third-party, which had an unfavorable $0.46 impact on diluted earnings per share for the prior year period.
•Adjusted diluted earnings per share(9), a non-GAAP financial measure, increased $0.57, or 30.2%, to $2.46 in Q2 2026 from $1.89 in Q2 2025.
•Net cash provided by operating activities increased $40.4 million, or 50.5%, to $120.5 million in Q2 2026, compared to $80.0 million in Q2 2025.
•Huron returned $53.1 million to shareholders by repurchasing 0.4 million shares of the company's common stock in Q2 2026, representing 2.5% of the company's common stock outstanding as of December 31, 2025.
YEAR-TO-DATE 2026 FINANCIAL HIGHLIGHTS
•Revenues before reimbursable expenses (RBR) increased $111.2 million, or 13.9%, to $909.3 million for the first six months of 2026 from $798.2 million for the same prior year period.
•Net income increased $10.5 million, or 23.9%, to $54.5 million for the first six months of 2026, compared to $44.0 million for the same prior year period. Results for the first six months of 2025 include an $8.2 million non-cash impairment charge, net of tax, related to the company's convertible debt investment in a third-party.
•Adjusted EBITDA(9), a non-GAAP measure, increased $21.2 million, or 20.7%, to $123.2 million for the first six months of 2026 from $102.1 million for the same prior year period.
•Diluted earnings per share increased $0.80, or 33.1%, to $3.22 for the first six months of 2026, compared to $2.42 for the same prior year period. Results for the first six months of 2025 include the non-cash impairment charge related to the company's convertible debt investment in a third-party, which had an unfavorable $0.45 impact on diluted earnings per share for the prior year period.

•Adjusted diluted earnings per share(9), a non-GAAP measure, increased $0.59, or 16.5%, to $4.16 for the first six months of 2026 from $3.57 for the same prior year period.
•Huron returned $208.6 million to shareholders by repurchasing 1.6 million shares of the company's common stock in the first six months of 2026, representing 9.0% of the company's common stock outstanding as of December 31, 2025.
2026 GUIDANCE AND OTHER HIGHLIGHTS
•Huron increases its previous guidance for full year 2026, including RBR expectations in a range of $1.85 billion to $1.89 billion.
•Huron has been recognized as one of India's Best Workplaces™ in Professional Services 2026 by Great Place To Work India®.
•Huron has been recognized as Strong Performer in The Forrester Wave™: Workday Services, Q2 2026.
CHICAGO - Jul 28, 2026 - Global professional services firm Huron (Nasdaq: HURN) today announced financial results for the quarter ended June 30, 2026.
“Led by strong organic growth across all three segments, we achieved record revenues before reimbursable expenses (RBR) in the second quarter of 2026, reflecting a 16% increase compared to the second quarter of 2025, including record RBR across our Consulting and Managed Services and Digital capabilities,” said Mark Hussey, chief executive officer and president of Huron. “We are also pleased with our continued margin expansion and robust cash flow from operations delivered in the quarter.”
“Our strong first half performance coupled with the continued strength of our backlog and pipeline underly the increase in our full-year RBR and earnings guidance, building upon our track record of growth and margin expansion since 2021. We believe our deep industry expertise and proprietary data and insights embedded into and in combination with our AI capabilities will continue to drive market-leading outcomes and significant value for our clients,” added Hussey.
SECOND QUARTER 2026 RESULTS
Revenues before reimbursable expenses (RBR) increased $63.1 million, or 15.7%, to $465.6 million for the second quarter of 2026, compared to $402.5 million for the second quarter of 2025. This growth reflects strength in demand across all three of the company's operating segments and across both the company's Consulting and Managed Services and Digital capabilities. The overall increase includes $19.5 million of incremental RBR from the company's acquisitions completed since March 31, 2025. Excluding the $19.5 million of incremental RBR from the company's acquisitions, RBR grew 10.8% organically.
Net income increased $11.8 million, or 60.8%, to $31.2 million, or 6.6% of total revenues, for the second quarter of 2026, compared to $19.4 million, or 4.7% of total revenues, for the same quarter last year. Results for Q2 2025 include an $8.2 million non-cash impairment charge, net of tax, related to the company's convertible debt investment in a third-party. Diluted earnings per share increased $0.82, or 75.2%, to $1.91 for the second quarter of 2026, compared to $1.09 for the second quarter of 2025. The non-cash impairment charge related to the company's convertible debt investment in a third-party had an unfavorable $0.46 impact on diluted earnings per share for the prior year period.
Second quarter 2026 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(9) increased $20.9 million, or 47.3%, to $65.3 million compared to $44.3 million in the same prior year period.

In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands).

	Three Months Ended June 30,
	2026	2025
Amortization of intangible assets	$3,938	$2,302
Restructuring charges	$410	$560
Other losses (gains)(10)	$3,850	$(71)
Transaction-related expenses	$1,868	$3,590
Unrealized losses on long-term investments, net	$1,172	$11,929
Tax effect of adjustments	$(2,231)	$(4,075)
Foreign currency transaction losses, net	$84	$264
Adjusted EBITDA(9) increased $12.1 million, or 19.9%, to $72.6 million, or 15.6% of RBR(9), in the second quarter of 2026, compared to $60.6 million, or 15.1% of RBR(9), in the same quarter last year. Adjusted net income(9) increased $6.6 million, or 19.5%, to $40.2 million, or $2.46 per diluted share(9), for the second quarter of 2026, compared to $33.7 million, or $1.89 per diluted share(9), for the same quarter in 2025.
The number of revenue-generating professionals(1), excluding Managed Services professionals, increased 7.0% to 5,335 as of June 30, 2026 from 4,986 as of June 30, 2025 as a result of the acquisitions completed since the second quarter of 2025 and hiring to support the overall increase in demand for the company's services. The utilization rate(8) of the company's Consulting capability increased to 81.3% during the second quarter of 2026, compared to 77.0% during the same period last year. The utilization rate(8) for the company's Digital capability increased to 81.8% during the second quarter of 2026, compared to 77.8% during the same period last year. The number of Managed Services professionals increased to 3,913 as of June 30, 2026 from 1,895 as of June 30, 2025. This increase includes the company's acquisition of RelateCare in the second quarter of 2026, which added approximately 1,100 Managed Services professionals.
Huron returned $53.1 million to shareholders in Q2 2026 by repurchasing 438,456 shares of the company's common stock, representing 2.5% of the company's common stock outstanding as of December 31, 2025.
YEAR-TO-DATE 2026 RESULTS
Revenues before reimbursable expenses (RBR) increased $111.2 million, or 13.9%, to $909.3 million for the first six months of 2026 from $798.2 million for the first six months of 2025. This growth reflects strength in demand across all three of the company's operating segments and across both the company's Consulting and Managed Services and Digital capabilities. The overall increase includes $38.7 million of incremental RBR from the company's acquisitions completed since December 31, 2024. Excluding the $38.7 million of incremental RBR from the company's acquisitions, RBR grew 9.1% organically.
Net income increased $10.5 million, or 23.9%, to $54.5 million for the first six months of 2026, compared to $44.0 million for the first six months of 2025. Results for the first six months of 2025 include an $8.2 million non-cash impairment charge, net of tax, related to the company's convertible debt investment in a third-party. Diluted earnings per share increased $0.80, or 33.1%, to $3.22 for the first six months of 2026, compared to $2.42 for the first six months of 2025. The non-cash impairment charge related to the company's convertible debt investment in a third-party had an unfavorable $0.45 impact on diluted earnings per share for the first six months of 2025.
EBITDA(9) increased $32.6 million, or 41.5%, to $111.2 million for the first six months of 2026, compared to $78.6 million for the first six months of 2025.

In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands).

	Six Months Ended June 30,
	2026	2025
Amortization of intangible assets	$7,840	$4,338
Restructuring charges	$1,073	$1,898
Other losses (gains)(10)	$7,690	$(71)
Transaction-related expenses	$2,691	$4,886
Unrealized losses on long-term investments, net	$1,172	$16,139
Gain on sale of business	$(303)	$—
Tax effect of adjustments	$(4,366)	$(6,384)
Foreign currency transaction losses (gains), net	$(263)	$663
Adjusted EBITDA(9), increased $21.2 million, or 20.7%, to $123.2 million, or 13.6% of RBR(9), for the first six months of 2026 from $102.1 million, or 12.8% of RBR(9), for the same prior year period. Adjusted net income(9) increased $5.5 million, or 8.5%, to $70.3 million, or $4.16 per diluted share(9), for the first six months of 2026, compared to $64.8 million, or $3.57 per diluted share(9), for the same prior year period.
The number of revenue-generating professionals(1), excluding Managed Services professionals, increased 7.0% to 5,335 as of June 30, 2026 from 4,986 as of June 30, 2025 as a result of the acquisitions completed since the second quarter of 2025 and hiring to support the overall increase in demand for the company's services. The utilization rate(8) of the company's Consulting capability increased to 77.8% during the first six months of 2026, compared to 75.6% during the same period last year. The utilization rate(8) for the company's Digital capability increased to 78.3% during the first six months of 2026, compared to 78.0% during the same period last year. The number of Managed Services professionals increased to 3,913 as of June 30, 2026 from 1,895 as of June 30, 2025. This increase includes the company's acquisition of RelateCare in the second quarter of 2026, which added approximately 1,100 Managed Services professionals.
Huron returned $208.6 million to shareholders during the first six months of 2026 through repurchases of 1,553,262 shares of the company's common stock, representing 9.0% of the company's common stock outstanding as of December 31, 2025.
OPERATING INDUSTRIES
The company’s year-to-date 2026 revenues before reimbursable expenses (RBR) by operating segment as a percentage of total company RBR are as follows: Healthcare (50%); Education (29%); and Commercial (21%). Financial results by operating industry are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended June 30, 2026.
OUTLOOK FOR 2026
Based on currently available information, the company increased guidance for full year 2026 revenues before reimbursable expenses (RBR) to a range of $1.85 billion to $1.89 billion. The company also anticipates adjusted EBITDA as a percentage of RBR(9) in a range of 14.5% to 15.0%, and adjusted diluted earnings per share(9) guidance in a range of $9.00 to $9.40.
SECOND QUARTER 2026 WEBCAST
The company will host a webcast to discuss its financial results today, July 28, 2026, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by Notified and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

USE OF NON-GAAP FINANCIAL MEASURES(9)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues before reimbursable expenses (RBR), adjusted net income, and adjusted diluted earnings per share, which are non-GAAP financial measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP financial measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA as a percentage of RBR and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global professional services firm that collaborates with organizations to help solve their most complex challenges and achieve their most ambitious goals. Working across the private and public sectors, we partner closely with clients to improve performance, accelerate transformation, and unlock new opportunities for growth.
Our clients choose us because of our deep industry and technical expertise and proven track record of turning sound strategies into action. By combining practical experience, innovative thinking, and advanced analytics and technology, Huron helps organizations translate today’s ideas into tangible results and long-term value. Learn more at www.huronconsultinggroup.com.
Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “positions,” “continues,” “goals,” “guidance,” or “outlook,” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates, and the necessary number of revenue-generating professionals; our ability to realize the expected benefits and potential opportunities of artificial intelligence (AI); inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn or volatility in market conditions, including as a result of current global trade tensions and/or tariffs. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2025 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

Please note that information contained in any referenced website is not incorporated by reference in this press release or considered to be part of this document. Such website references are intended to be inactive textual references only.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Revenues before reimbursable expenses	$465,636	$402,505	$909,348	$798,195
Reimbursable expenses	9,406	9,250	17,461	17,701
Total revenues	475,042	411,755	926,809	815,896
Operating expenses:
Direct costs (exclusive of depreciation and amortization included below)	311,187	269,028	619,381	547,071
Reimbursable expenses	9,406	9,250	17,461	17,695
Selling, general and administrative expenses	89,793	80,217	174,504	156,851
Other losses (gains)	3,850	(71)	7,690	(71)
Restructuring charges	410	560	1,073	1,898
Depreciation and amortization	10,148	7,117	19,869	14,066
Total operating expenses	424,794	366,101	839,978	737,510
Operating income	50,248	45,654	86,831	78,386
Other income (expense), net:
Interest expense, net of interest income	(11,939)	(9,281)	(20,830)	(14,928)
Other income (expense), net	4,599	(8,665)	3,973	(14,298)
Total other expense, net	(7,340)	(17,946)	(16,857)	(29,226)
Income before taxes	42,908	27,708	69,974	49,160
Income tax expense	11,674	8,278	15,493	5,194
Net income	$31,234	$19,430	$54,481	$43,966
Earnings per share:
Net income per basic share	$1.93	$1.12	$3.28	$2.50
Net income per diluted share	$1.91	$1.09	$3.22	$2.42
Weighted average shares used in calculating earnings per share:
Basic	16,208	17,320	16,594	17,569
Diluted	16,387	17,772	16,902	18,137
Comprehensive income (loss):
Net income	$31,234	$19,430	$54,481	$43,966
Foreign currency translation adjustments, net of tax	(1,807)	2,749	(3,738)	3,284
Unrealized loss on investment, net of tax	(1,330)	(5,249)	(1,330)	(15,766)
Unrealized gain (loss) on cash flow hedging instruments, net of tax	1,897	(2,114)	2,927	(4,347)
Other comprehensive loss	(1,240)	(4,614)	(2,141)	(16,829)
Comprehensive income	$29,994	$14,816	$52,340	$27,137

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$31,228	$24,508
Receivables from clients, net	203,815	186,506
Unbilled services, net	238,057	195,464
Income tax receivable	15,560	8,430
Prepaid expenses and other current assets	41,118	33,676
Total current assets	529,778	448,584
Property and equipment, net	27,691	23,472
Deferred income taxes, net	3,564	3,563
Long-term investments	33,931	36,433
Operating lease right-of-use assets	20,878	20,027
Other non-current assets	142,797	134,781
Intangible assets, net	81,182	72,927
Goodwill	804,939	786,896
Total assets	$1,644,760	$1,526,683
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,802	$12,354
Accrued expenses and other current liabilities	59,416	38,117
Accrued payroll and related benefits	173,027	266,950
Current maturities of long-term debt	20,000	20,000
Current maturities of operating lease liabilities	9,797	14,304
Deferred revenues	30,885	31,708
Total current liabilities	309,927	383,433
Non-current liabilities:
Deferred compensation and other liabilities	73,238	63,316
Long-term debt, net of current portion	812,812	489,665
Operating lease liabilities, net of current portion	21,928	24,371
Deferred income taxes, net	42,095	37,269
Total non-current liabilities	950,073	614,621
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 19,373,897 and 20,465,234 shares issued, respectively	194	205
Treasury stock, at cost, 3,407,005 and 3,269,301 shares, respectively	(210,434)	(189,989)
Additional paid-in capital	3,928	87,885
Retained earnings	599,378	636,693
Accumulated other comprehensive loss	(8,306)	(6,165)
Total stockholders’ equity	384,760	528,629
Total liabilities and stockholders’ equity	$1,644,760	$1,526,683

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$54,481	$43,966
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	19,869	14,066
Non-cash lease expense	3,281	2,855
Lease-related impairment charges	—	738
Gain on lease modification	(4,063)	—
Share-based compensation	28,663	25,757
Amortization of debt discount and issuance costs	577	571
Allowances for doubtful accounts	100	396
Deferred income taxes	1,592	399
Gain on sale of property and equipment	(486)	—
Gain on sale of business	(303)	—
Change in fair value of contingent consideration liabilities	7,690	(71)
Change in fair value of equity investment	2,239	5,014
Change in credit allowance on convertible debt investment	(1,067)	11,125
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients, net	(11,139)	5,494
(Increase) decrease in unbilled services, net	(38,853)	(26,945)
(Increase) decrease in current income tax receivable / payable, net	(6,849)	(17,161)
(Increase) decrease in other assets	(9,934)	(6,051)
Increase (decrease) in accounts payable and other liabilities	2,138	4,063
Increase (decrease) in accrued payroll and related benefits	(88,680)	(91,280)
Increase (decrease) in deferred revenues	(958)	284
Net cash used in operating activities	(41,702)	(26,780)
Cash flows from investing activities:
Purchases of property and equipment	(10,925)	(3,892)
Investments in life insurance policies	—	(2,312)
Purchases of businesses, net of cash acquired	(27,790)	(53,111)
Capitalization of internally developed software costs	(10,065)	(10,919)
Origination of note receivable	(2,000)	—
Proceeds from note receivable	2,250	154
Proceeds from sale of property and equipment	500	—
Proceeds from divestiture of business	300	—
Net cash used in investing activities	(47,730)	(70,080)
Cash flows from financing activities:
Proceeds from exercises of stock options	761	2,591
Shares redeemed for employee tax withholdings	(20,812)	(32,507)
Share repurchases	(206,652)	(134,369)
Proceeds from bank borrowings	579,000	552,000
Repayments of bank borrowings	(256,000)	(251,875)
Deferred payments for business acquisitions	—	(36)
Net cash provided by financing activities	96,297	135,804
Effect of exchange rate changes on cash	(145)	156
Net increase in cash and cash equivalents	6,720	39,100
Cash and cash equivalents at beginning of the period	24,508	21,911
Cash and cash equivalents at end of the period	$31,228	$61,011

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended June 30,		Percent Increase (Decrease)	Six Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2026	2025		2026	2025
Healthcare:
Revenues before reimbursable expenses	$232,303	$197,822	17.4%	$457,504	$396,312	15.4%
Operating income	$69,902	$59,651	17.2%	$133,855	$115,967	15.4%
Segment operating margin	30.1%	30.2%		29.3%	29.3%
Education:
Revenues before reimbursable expenses	$139,375	$129,301	7.8%	$266,843	$252,049	5.9%
Operating income	$37,416	$32,329	15.7%	$64,994	$55,389	17.3%
Segment operating margin	26.8%	25.0%		24.4%	22.0%
Commercial:
Revenues before reimbursable expenses	$93,958	$75,382	24.6%	$185,001	$149,834	23.5%
Operating income	$19,752	$12,507	57.9%	$34,648	$23,803	45.6%
Segment operating margin	21.0%	16.6%		18.7%	15.9%
Total Huron:
Revenues before reimbursable expenses	$465,636	$402,505	15.7%	$909,348	$798,195	13.9%
Reimbursable expenses	9,406	9,250	1.7%	17,461	17,701	(1.4)%
Total revenues	$475,042	$411,755	15.4%	$926,809	$815,896	13.6%

Items not allocated at the segment level:
Unallocated corporate expenses	65,370	54,281	20.4%	125,400	106,652	17.6%
Other losses (gains)	3,850	(71)	N/M	7,690	(71)	N/M
Restructuring charges	562	455	23.5%	30	1,847	(98.4)%
Depreciation and amortization	7,040	4,168	68.9%	13,546	8,345	62.3%
Operating income	50,248	45,654	10.1%	86,831	78,386	10.8%
Other expense, net	(7,340)	(17,946)	(59.1)%	(16,857)	(29,226)	(42.3)%
Income before taxes	$42,908	$27,708	54.9%	$69,974	$49,160	42.3%
Other Operating Data:
Number of revenue-generating professionals by segment (at period end)(1):
Healthcare(4)	1,738	1,483	17.2%	1,738	1,483	17.2%
Education(5)	1,070	1,192	(10.2)%	1,070	1,192	(10.2)%
Commercial(2)(3)(4)	2,527	2,311	9.3%	2,527	2,311	9.3%
Total (excluding Managed Services)	5,335	4,986	7.0%	5,335	4,986	7.0%
Managed Services(5)(6)	3,913	1,895	106.5%	3,913	1,895	106.5%
Total	9,248	6,881	34.4%	9,248	6,881	34.4%
Revenues before reimbursable expenses by capability:
Consulting and Managed Services(5)(7)	$275,921	$229,122	20.4%	$547,538	$453,043	20.9%
Digital	189,715	173,383	9.4%	361,810	345,152	4.8%
Total	$465,636	$402,505	15.7%	$909,348	$798,195	13.9%
Number of revenue-generating professionals by capability (at period end)(1):
Consulting(5)	2,198	1,889	16.4%	2,198	1,889	16.4%
Managed Services(5)(6)	3,913	1,895	106.5%	3,913	1,895	106.5%
Digital	3,137	3,097	1.3%	3,137	3,097	1.3%
Total	9,248	6,881	34.4%	9,248	6,881	34.4%
Utilization rate by capability(8):
Consulting	81.3%	77.0%		77.8%	75.6%
Digital	81.8%	77.8%		78.3%	78.0%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION(9)
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues before reimbursable expenses	$465,636	$402,505	$909,348	$798,195
Reimbursable expenses	9,406	9,250	17,461	17,701
Total revenues	$475,042	$411,755	$926,809	$815,896
Net income	$31,234	$19,430	$54,481	$43,966
Net income as a percentage of total revenues	6.6%	4.7%	5.9%	5.4%
Add back:
Income tax expense	11,674	8,278	15,493	5,194
Interest expense, net of interest income	11,939	9,281	20,830	14,928
Depreciation and amortization	10,408	7,318	20,366	14,467
Earnings before interest, taxes, depreciation and amortization (EBITDA)(9)	65,255	44,307	111,170	78,555
Add back:
Restructuring charges	410	560	1,073	1,898
Other losses (gains)(10)	3,850	(71)	7,690	(71)
Transaction-related expenses	1,868	3,590	2,691	4,886
Unrealized losses on long-term investments, net	1,172	11,929	1,172	16,139
Gain on sale of business	—	—	(303)	—
Foreign currency transaction losses (gains), net	84	264	(263)	663
Adjusted EBITDA(9)	$72,639	$60,579	$123,230	$102,070
Adjusted EBITDA as a percentage of revenues before reimbursable expenses(9)	15.6%	15.1%	13.6%	12.8%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME(9)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$31,234	$19,430	$54,481	$43,966
Weighted average shares - diluted	16,387	17,772	16,902	18,137
Diluted earnings per share	$1.91	$1.09	$3.22	$2.42
Add back:
Amortization of intangible assets	3,938	2,302	7,840	4,338
Restructuring charges	410	560	1,073	1,898
Other losses (gains)(10)	3,850	(71)	7,690	(71)
Transaction-related expenses	1,868	3,590	2,691	4,886
Unrealized losses on long-term investments, net	1,172	11,929	1,172	16,139
Gain on sale of business	—	—	(303)	—
Tax effect of adjustments	(2,231)	(4,075)	(4,366)	(6,384)
Total adjustments, net of tax	9,007	14,235	15,797	20,806
Adjusted net income(9)	$40,241	$33,665	$70,278	$64,772
Adjusted weighted average shares - diluted	16,387	17,772	16,902	18,137
Adjusted diluted earnings per share(9)	$2.46	$1.89	$4.16	$3.57
(1)    Consists of our full-time consultants who generate revenues based on the number of hours worked; full-time equivalents, which consists of coaches and their support staff within the culture and organizational excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients; and our Managed Services professionals who provide revenue cycle, clinical and patient access managed services, research administration managed services and outsourcing at our healthcare, education and research-focused clients.
(2)    The majority of our revenue-generating professionals within our Commercial segment can provide services across all of our industries, including healthcare and education, and the related costs of these professionals are allocated to each of the segments.
(3)    The increase in the number of revenue-generating professionals within our Commercial segment includes the company's acquisition of Treliant in the third quarter of 2025. This acquisition added approximately 180 revenue-generating professionals, of which approximately 65 are consultants who work variable schedules as needed by clients.
(4)    During the first quarter of 2026, we reclassified the revenue-generating professionals within one of Commercial's Digital offerings to the same Digital offering within Healthcare as these revenue-generating professionals primarily provide services to clients in the healthcare industry. This reclassification had no impact on the total Huron headcount or RBR reported for any period.
The number of revenue-generating professionals within this offering as of December 31, 2024, March 31, 2025, June 30, 2025, September 30, 2025 and December 31, 2025 was 190, 158, 154, 154, and 145, respectively. The prior period headcount reported by segment in the table above has been revised for consistent presentation.
(5)    During the first quarter of 2026, we reclassified one of the offerings within Education's Managed Services capability to Education's Consulting capability. This reclassification had no impact on the total Huron headcount or RBR reported for any period.
The number of revenue-generating professionals within this offering as of December 31, 2024, March 31, 2025, June 30, 2025, September 30, 2025 and December 31, 2025 was 23, 22, 23, 21 and 21, respectively. The prior period headcount reported by segment and by capability in the table above has been revised for consistent presentation. The prior period Education Managed Services capability headcount in footnote (6) below has been revised for consistent presentation.
RBR generated by this offering during the quarters ended March 31, 2025, June 30, 2025, September 30, 2025, and December 31, 2025 was $1.8 million, $1.4 million, $1.8 million, and $1.6 million, respectively, and during the years ended December 31, 2024 and 2025 was $7.3 million and $6.6 million, respectively. This reclassification did not impact the total Education Consulting and Managed Services RBR reported for any period, and the prior period Education Managed Services capability RBR in footnote (7) below has been revised for consistent presentation.
(6)    We have separately presented the total number of revenue-generating professionals within our Managed Services capabilities of our Healthcare and Education segments. Our Healthcare Managed Services professionals provide revenue cycle, clinical and patient access services from patient scheduling and clinical triage through billing and collections. Our Education Managed Services professionals provide research administration managed services and outsourcing at our education and research-focused clients.
The number of Managed Services professionals within our Healthcare segment was 3,794 and 1,807 as of June 30, 2026 and 2025, respectively. This increase includes the company's acquisition of RelateCare in the second quarter of 2026, which added approximately 1,100 Managed Services professionals.
The number of Managed Services professionals within our Education segment was 119 and 88 as of June 30, 2026 and 2025, respectively.
(7)    Managed Services capability RBR within our Healthcare segment was $34.4 million and $21.0 million for the three months ended June 30, 2026 and 2025, respectively; and $60.5 million and $39.3 million for the six months ended June 30, 2026 and 2025, respectively.
Managed Services capability RBR within our Education segment was $6.9 million and $6.0 million for the three months ended June 30, 2026 and 2025, respectively; and $12.8 million and $11.5 million for the six months ended June 30, 2026 and 2025, respectively.
(8)    Utilization rate is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these billable consultants during the same period. Available working hours are determined by the standard hours worked by each billable consultant, adjusted for part-time hours, and U.S. standard work weeks. Available working hours exclude local country holidays and vacation days. Utilization rates are presented for our revenue-generating professionals who primarily bill on an hourly basis. We have not presented utilization rates for our Managed Services professionals as most of the revenues generated by these employees are not billed on an hourly basis.
(9)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues before reimbursable expenses, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP financial measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP financial measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
(10)    The non-GAAP financial measures for the three and six months ended June 30, 2026 include an adjustment for $3.9 million and $7.7 million, respectively, of contingent consideration remeasurement charges to permit comparability with periods that are not impacted by these items. These remeasurement charges were recorded as a component of other losses (gains) on the consolidated statement of operations.